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                                 EXHIBIT (9)(B)

 REVISED SCHEDULE A TO THE MANAGEMENT AND ADMINISTRATION AGREEMENT BETWEEN THE
                 REGISTRANT AND THE ONE GROUP SERVICES COMPANY




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                                   SCHEDULE A
                 TO THE MANAGEMENT AND ADMINISTRATION AGREEMENT
                                     BETWEEN
                                THE ONE GROUP(R)
                                       AND
                         THE ONE GROUP SERVICES COMPANY



NAME OF THE MULTIPLE CLASS FUNDS
--------------------------------
U.S. Treasury Securities Money Market Fund
Prime Money Market Fund
Municipal Money Market Fund (formerly Tax-Free Money Market Portfolio) Ohio Municipal Money Market Fund
Michigan Municipal Money Market Fund
Cash Management Money Market Fund
Treasury Cash Management Money Market Fund
Treasury Prime Cash Management Money Market Fund
U.S. Government Cash Management Money Market Fund
Municipal Cash Management Money Market Fund
Balanced Fund (formerly Asset Allocation Fund)
Equity Income Fund (formerly Income Equity Fund)
Mid Cap Value Fund (formerly Disciplined Value Fund)
Mid Cap Growth Fund (formerly Growth Opportunities Fund)
International Equity Index Fund
Large Cap Value Fund (formerly Large Company Value Fund)
Equity Index Fund
Large Cap Growth Fund (formerly Large Company Growth Fund)
Diversified Equity Fund (formerly Value Growth Fund)
Small Cap Growth Fund (formerly Small Capitalization Fund)
Diversified Mid Cap Fund
Small Cap Value Fund
Diversified International Fund
Market Expansion Index Fund
High Yield Bond Fund
Bond Fund
Treasury & Agency Fund
Intermediate Bond Fund
Income Bond Fund (formerly Income Portfolio)
Short-Term Bond Fund (formerly Limited Volatility Bond Fund)
Government Bond Fund
Ultra Short-Term Bond Fund (formerly Ultra Short-Term Income Fund) Ohio Municipal Bond Fund
Municipal Income Fund (formerly Tax Free Bond Fund)
Intermediate Tax-Free Bond Fund
Louisiana Municipal Bond Fund
Texas Municipal Bond Fund
West Virginia Municipal Bond Fund
Kentucky Municipal Bond Fund
Arizona Municipal Bond Fund
Michigan Municipal Bond Fund
Short-Term Municipal Bond Fund
Tax-Free Bond Fund




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COMPENSATION REGARDING MULTIPLE CLASS FUNDS
-------------------------------------------

     Compensation for each of the above Funds (the "Multiple Class Funds") shall be at annual rates of the Fund's average daily net assets as follows: twenty one-hundredths of one percent (.20%) of amounts included in that portion of the aggregate daily net assets of all Multiple Class Funds subject to this Agreement equal to or less than $1,500,000,000; eighteen one-hundredths of one percent (.18%) of amounts included in the portion of the aggregate daily net assets of all Multiple Class Funds subject to this Agreement between $1,500,000,000 and $2,000,000,000; and sixteen one-hundredths of one percent (.16%) of amounts included in that portion of the aggregate daily net assets of all Multiple Class Funds subject to this Agreement in excess of $2,000,000,000. The fees pertaining to each Multiple Class Fund shall be computed daily in amounts strictly proportionate to the amount of the Fund's average daily net assets as a percentage of the aggregate daily net assets of all Multiple Class Funds subject to this Agreement, and shall be paid periodically.

NAME OF SINGLE CLASS FUNDS
--------------------------
Treasury Money Market Fund
Treasury Only Money Market Fund
Government Money Market Fund
Tax Exempt Money Market Fund
Institutional Prime Money Market Fund

COMPENSATION REGARDING SINGLE CLASS FUNDS
-----------------------------------------

     Compensation for each of the Funds listed immediately above (the "Single Class Funds") shall be at the following annual rates: With respect to The One Group Treasury Money Market, The One Group Treasury Only Money Market, The One Group Government Money Market, and the One Group Tax Exempt Money Market Funds" five one-hundredths of one percent (.05%) of the Fund's average daily net assets; and with respect to The One Group Institutional Prime Money Market Fund: four one-hundredths of one percent (.04%) of the Fund's average daily net assets. The fees pertaining to each Single Class Fund shall be computed daily and paid periodically.

NAME OF FUND OF FUNDS
---------------------
Investor Aggressive Growth Fund
Investor Growth Fund
Investor Growth and Income Fund
Investor Balanced Fund
Investor Conservative Growth Fund
Investor Fixed Income Fund

COMPENSATION REGARDING FUND OF FUNDS
------------------------------------

     Compensation for each of the above Funds (the "Fund of Funds") shall be at annual rates as follows: ten one-hundredths of one percent (.10%) of the Fund's average daily net assets on the first $500,000,000 in Fund assets; seven and one-half one-hundredths of one percent (.075%) of the Fund's average daily net assets between $500,000,000 and $1,000,000,000 and five one-hundredths of one percent (.05%) of the Fund's average daily net assets when Fund assets exceed $1,000,000,000.



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COMPENSATION TO BE REDUCED BY FUND ACCOUNTING FEES
--------------------------------------------------

     The compensation under this Agreement due to The One Group Services Company with respect to each Multiple Class Fund, each Single Class Fund and each Fund of Fund shall be reduced in each month by the amount of compensation paid to The One Group Service Company under its Fund Accounting Agreement with The One Group with respect to such Fund.

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
THE ONE GROUP(R)                        THE ONE GROUP SERVICES COMPANY
By: /s/ William J. Tomko                By:  /s/ Mark S. Redman
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Date: November 23, 1998                 Date: November 23, 1998
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